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                                                               EXHIBIT NO. 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of First Hawaiian, Inc. and subsidiaries (hereinafter referred to as "the Company") on Form S-8 (to be filed on or about February 20, 1997) of our report dated January 17, 1996, on our audits of the consolidated financial statements of the Company as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference in this registration statement.

                                  /s/ Coopers & Lybrand L.L.P.
                                  -----------------------------------
                                  Coopers & Lybrand L.L.P


Honolulu, Hawaii
February 14, 1997